Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-139534) on Form SB-2 of Response Genetics, Inc. our report dated March 5, 2007, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Singer Lewak Greenbaum and Goldstein LLP
Santa Ana, California
March 12, 2007